THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE TRANSFERRED OR RESOLD IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE 1933 ACT) FOR A PERIOD OF ONE YEAR EXPIRING ON AUGUST 28, 2001, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT OR UNLESS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES THE COMPANY WITH AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THIS NOTE OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

                                CONVERTIBLE NOTE
                                ----------------

                  FOR VALUE RECEIVED, ICOA, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to NESHER LTD., Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M1 4L2, United Kingdom, Fax No.:
011-44-1624-661594 (the "Holder") or order, without demand, the sum of Fifty-Seven Thousand Five Hundred Dollars ($57,500.00), with simple interest accruing at the annual rate of 9%, on August 28, 2003 (the "Maturity Date").

                  The following terms shall apply to this Note:

                                    ARTICLE I

                           DEFAULT RELATED PROVISIONS

                  1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due and payable under this Note, after which grace period a default interest rate of 15% per annum shall apply to the amounts owed hereunder.

                  1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

                  1.3 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of nine percent (9%) and be payable annually commencing one year from the date of this Note and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable.

                                   ARTICLE II

                                CONVERSION RIGHTS

                  The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

                  2.1.     Conversion into the Borrower's Common Stock.
                           -------------------------------------------

                  (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note of $25,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion and at the Holder's election, the unpaid interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion as described in
Section 9 of the subscription agreement entered into between the Company and Holder relating to this Note (the "Subscription Agreement") of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the converted portion of the Note through the Conversion Date directly to the Holder on or before the Delivery Date as defined in the Subscription Agreement. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal on the Note (and any interest, if any) to be converted, by the Conversion Price.

                  (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lesser of: (i) eighty (80%) percent of the average of the three lowest closing bid prices for the Common Stock as reported on the Principal Market (as defined in the Subscription Agreement) for the thirty (30) trading days prior to but not including the date of this Note ("Maximum Base Price"), or (ii) seventy (70%) of the average of the three lowest closing bid prices for the Common Stock on the Principal Market for the sixty (60) trading days prior to the Conversion Date.

                  (c) The Conversion Price described in Section 2.1(b)(i) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                           A.  Merger,  Sale of Assets,  etc. If the Borrower at
any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B. Reclassification, etc. If the Borrower at any time
shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                           C. Stock Splits,  Combinations and Dividends.  If the
shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Maximum Base Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                           D. Share Issuance.  Subject to the provisions of this
Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as described in the Reports and Other Written Information, as such terms are defined in the Subscription Agreement (which agreement is incorporated herein by this reference); or (iii) employee incentive stock or stock options granted to employees or directors of the Company, or equity or debt issued in connection with an acquisition of a business or assets by the Company, or the Notes (as defined in the Subscription Agreement), Warrants (as defined in the Subscription Agreement) or any shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants, or any Permitted Financing Warrants (as defined in the Subscription Agreement), or equity issued upon any exercise thereof, or the issuance by the Company of its stock in connection with the establishment of a joint venture, partnership or licensing arrangement; [(i), (ii) and (iii) above, are hereinafter referred to as the "Excepted Issuance Obligations"] for a consideration less than the Maximum Base Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Maximum Base Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Maximum Base Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Maximum Base Price. Except for the Excepted Issuance Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Maximum Base Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights, the consideration being both the purchase price and any additional price paid upon exercise or conversion.

                  (d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this

Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                                   ARTICLE III

                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days.

                  3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

                  3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

                  3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  3.5 Judgments. Except as set forth in Schedule 2(h) to the Subscription Agreement, any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded and unstayed for a period of forty-five (45) days.

                  3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                  3.7 Delisting. Delisting of the Common Stock from any Principal Market, Borrower's failure to comply with the conditions for listing on a Principal Market or notification from such Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Principal Market.

                  3.8 Concession. A concession by the Borrower or a default under any one or more obligations in an aggregate monetary amount in excess of $50,000.

                  3.9 Stop Trade. An SEC stop trade order or NASDAQ trading suspension.

                  3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or if required a replacement Note.

                  3.11 Registration Default. The occurrence of a Non-Registration Event as described in Section 10.4 of the Subscription Agreement, but only if such Non-Registration Event is continuing on or occurs after a date which is 240 days after the Closing Date as defined in the Subscription Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be ICOA, Inc., 111 Airport Road, Suite 1, Warwick, R.I. 02889, telecopier number: (401) 739-9215. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.

                  4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The Borrower, and, by accepting this Note, the Holder agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

                  4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  4.8 Prepayment. This Note may not be paid prior to the Maturity Date without the consent of the Holder.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this 28th day of August, 2000.

                                             ICOA, INC.


                                             By: /s/ George Strouthopoulos
                                                --------------------------------
                                                George Strouthopoulos
                                                President and Secretary


WITNESS:

/s/ Illegible
-------------------------------

                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ICOA, INC. on August 28, 2000 into Shares of Common Stock of ICOA, INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

________________________________________________________________________________